Exhibit 99.1

Press Release

Clean Harbors Reports Strong Fourth-Quarter and

Year-End 2007 Financial Results

Demand for Technical & Site Services Drives Record Revenues for Quarter and Year;

Company Announces Acquisition to Support Service Line Expansion

Norwell, MA – February 27, 2008 – Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2007.

For the fourth quarter of 2007, Clean Harbors reported an 11 percent increase in revenue to a record $257.7 million from $231.8 million in the fourth quarter of 2006. Income from operations rose 27 percent to $25.1 million from $19.8 million in the fourth quarter of 2006. Fourth quarter 2007 net income attributable to common shareholders increased 45 percent to $16.6 million, or $0.81 per diluted share, from $11.4 million, or $0.56 per diluted share, in the fourth quarter of 2006.

EBITDA (see description below) increased 20 percent to $37.6 million in the fourth quarter of 2007, from $31.4 million in the comparable period of 2006. The Company’s fourth-quarter 2007 EBITDA includes a negative $2.9 million net change in estimated environmental liabilities.

Comments on the Fourth Quarter

“Clean Harbors concluded a successful 2007 with another record-breaking quarter, delivering double-digit growth in sales and EBITDA,” said Alan S. McKim, Chairman and Chief Executive Officer. “Our results underscore the significant leverage within our network of disposal facilities. By combining steady sales growth with stringent cost management, we delivered a 20 percent growth in EDITDA on an 11 percent increase in revenue. Strong contributions from both Technical Services and Site Services helped fuel fourth-quarter revenue of nearly $258 million and EBITDA of $37.6 million.”

“Our Technical Services business sustained its momentum as we achieved a favorable product mix and continued to win large scale projects that drive substantial volumes to our disposal facilities,” McKim said. “Utilization rates at our incinerators remained high in the quarter, particularly in the U.S., where we achieved utilization of 95 percent. Our landfill business reflected the seasonally lower volumes typical in the fourth quarter of the year, and remained flat year-over-year.”

“Within our Site Services segment, our growth was primarily driven by our core industrial cleaning and maintenance services, which is supported by our ongoing geographic expansion,” McKim said. “In the fourth quarter, we opened a service center in Arizona bringing our total service center openings for 2007 to eight. We surpassed our initial goal of opening five to six service locations in 2007 and expanded our reach

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com nationwide, entering previously under-penetrated markets in the Pacific Northwest and the Southwest. In addition to the growth in our core Site Services business, we also benefited from $4.5 million in emergency response and small scale project revenue, with the majority resulting from the clean-up associated with the Cosco Busan oil spill in the San Francisco Bay in November.”

Full-Year 2007 Results

Revenues for the year ended December 31, 2007 increased 14 percent to $946.9 million, compared with $829.8 million for full-year 2006. Income from operations for full-year 2007 increased 15 percent to $85.3 million versus $74.4 million in the prior year. EBITDA (see description below) for 2007 increased 11 percent to $133.3 million from $119.9 million for 2006.

The Company generated net income attributable to common shareholders of $44.0 million, or $2.14 per diluted share, for the full-year 2007. This compares with 2006 net income attributable to common shareholders of $46.4 million, or $2.26 per diluted share.

The Company concluded 2007 with cash and marketable securities of $120.4 million, up from $83.8 million at December 31, 2006 and $103.1 million at September 30, 2007.

Non-GAAP Fourth-Quarter and Full-Year Results

Clean Harbors reports EBITDA results, which are non-GAAP financial measures, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of EBITDA achieved. The Company defines EBITDA in accordance with its outstanding credit agreement, as described in the following reconciliation showing the differences between reported net income and EBITDA for 2007 and 2006 (in thousands):

	For the three months ended:		For the year ended:
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Net income	$16,569	$11,493	$44,198	$46,675
Accretion of environmental liabilities	2,704	2,587	10,447	10,220
Depreciation and amortization	9,789	9,043	37,590	35,339
Loss on early extinguishment of debt	—	239	—	8,529
Interest expense, net	3,256	3,144	13,157	12,447
Provision for income taxes	5,349	4,760	28,040	6,339
Other (income) expense	(73)	174	(135)	447
Equity interest in joint venture	—	(50)	—	(61)
EBITDA	$37,594	$31,390	$133,297	$119,935

Extension of 10-K Filing Date

This is the first year for which the Company is classified as a “large accelerated filer” and is therefore required, subject to permitted extensions, to file its Annual Report on Form 10-K within 60, rather than 75, days after December 31, 2007. As permitted by SEC rules, the Company plans to file a notification with the SEC on Form 12b-25 that it will file its Annual Report on Form 10-K no later than March 14, 2008. All of the financial statement information contained in this press release are unaudited.

Acquisition of Solvent Recovery Facilities

The Company also announced that it signed on February 8, 2008, definitive agreements to acquire two solvent recycling facilities in Chicago, Illinois and Hebron, Ohio and the business associated with those facilities for $12.5 million in cash, plus the assumption of approximately $3 million of environmental liabilities, from Safety-Kleen Systems, Inc. The Company will also offer employment to all existing employees of these facilities.

These two solvent recovery facilities generated positive EBITDA and approximately $16 million in revenue during 2007. In conjunction with this transaction, Clean Harbors has formed two new entities within its organization – Clean Harbors Recycling Services of Ohio, LLC and Clean Harbors Recycling Services of Chicago, LLC.  The closing of the acquisition is subject to certain conditions, including the receipt of certain governmental approvals. The Company anticipates receiving the governmental approvals and closing the acquisition by the end of March 2008.

“This acquisition will broaden Clean Harbors’ service portfolio and establish a substantial presence for us in the solvent recycling market,” said McKim. “We believe these two locations will be valuable additions to our extensive network of waste management facilities going forward. As the costs of solvents continue to rise, corporations are increasingly turning to recycling spent solvents for reuse. In acquiring these two recycling facilities and constructing our own solvent recovery plant at our El Dorado location, we are now better positioned to offer our customers a broad spectrum of choices for addressing their solvent waste streams. We currently expect the acquisition of the two facilities from Safety-Kleen to be accretive to earnings during 2008.”

Business Outlook and Financial Guidance

“We are encouraged about our top- and bottom-line prospects for 2008,” said McKim. “With significant momentum, favorable industry trends and our established position as the leader in the environmental services sector, we expect that 2008 will be another record year for Clean Harbors. In 2008, we anticipate achieving our long-stated goal of becoming a $1 billion organization. Based on the operating leverage inherent in our network of disposal facilities, we believe we can grow our EBITDA at a significantly higher rate than our revenues in 2008.”

The first quarter is traditionally the slowest quarter of the year for Clean Harbors due to the effect of weather on the Company’s plants and customers’ operations. For the first quarter of 2008, the Company expects revenue in the range of $225 million to $230 million. The Company expects to generate EBITDA for the first quarter of 2008 in the range of $27 million to $29 million.

For the full-year 2008, the Company expects to increase revenues in the range of 6 percent to 8 percent, and achieve EBITDA growth in the range of 17 percent to 20 percent.

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this press release today, Wednesday, February 27, 2008 at 9:00 a.m. (ET). Investors who want to hear a webcast of the call should log onto www.cleanharbors.com and select “Investor Relations.” In addition, if you are unable to listen to the live webcast, the call will be archived on the investor section of the website.

Those who wish to listen to the fourth-quarter and year-end 2007 conference call webcast should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 877.795.3648 or 719.325.4820 (confirmation code: 4232606) prior to the start of the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors, Inc.

Clean Harbors, Inc. is North America’s leading provider of environmental and hazardous waste management services. With an unmatched infrastructure of 49 waste management facilities, including nine landfills, six incineration locations and six wastewater treatment centers, the Company provides essential services to over 45,000 customers, including more than 325 Fortune 500 companies, thousands of smaller private entities and numerous federal, state and local governmental agencies. Headquartered in Norwell, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 36 U.S. states, six Canadian provinces, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission. Furthermore, all financial information in this press release is based on preliminary data and is subject to the final closing of the Company’s books and records.

A variety of factors beyond the control of the Company may affect the Company’s performance, including, but not limited to:

•                  The Company’s ability to manage the significant environmental liabilities that it assumed in connection with the CSD and other acquisitions;

•                  The availability and costs of liability insurance and financial assurance required by governmental entities relating to our facilities;

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services and waste handling marketplace; and

•                  The effects of conditions in the financial services industry on the availability of capital and financing.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance. Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, which may be viewed on the Investor portal of the Company’s Web Page at www.cleanharbors.com.

Contact:

James M. Rutledge	Bill Geary
Executive Vice President and Chief Financial Officer	Executive Vice President and General Counsel
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5130
InvestorRelations@cleanharbors.com

Jim Buckley
Executive Vice President
Sharon Merrill Associates, Inc.
617.542.5300
clhb@investorrelations.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(in thousands except per share amounts)

	For the three months ended:		Year ended:
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues	$257,678	$231,849	$946,917	$829,809
Cost of revenues	178,547	165,907	664,440	584,835
Selling, general and administrative expenses	41,537	34,552	149,180	125,039
Accretion of environmental liabilities	2,704	2,587	10,447	10,220
Depreciation and amortization	9,789	9,043	37,590	35,339
Income from operations	25,101	19,760	85,260	74,376
Other income (expense)	73	(174)	135	(447)
Loss on early extinguishment of debt	—	(239)	—	(8,529)
Interest expense, net	(3,256)	(3,144)	(13,157)	(12,447)
Income before provision for income taxes and equity interest in joint venture	21,918	16,203	72,238	52,953
Provision for income taxes	5,349	4,760	28,040	6,339
Equity interest in joint venture	—	(50)	—	(61)
Net income	16,569	11,493	44,198	46,675
Dividends on Series B Preferred Stock	—	69	206	276
Net income attributable to common shareholders	$16,569	$11,424	$43,992	$46,399

Earnings per share:
Basic earnings attributable to common shareholders	$0.83	$0.58	$2.22	$2.38
Diluted earnings attributable to common shareholders	$0.81	$0.56	$2.14	$2.26

Weighted average common shares outstanding	19,946	19,634	19,827	19,526
Weighted average common shares outstanding plus potentially dilutive common shares	20,582	20,637	20,630	20,657

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	December 31,	December 31,
	2007	2006
Current assets:
Cash and cash equivalents	$119,538	$73,550
Marketable securities	850	10,240
Accounts receivable, net	193,126	169,581
Unbilled accounts receivable	14,703	16,078
Deferred costs	7,359	7,140
Prepaid expenses and other current assets	10,098	9,451
Supplies inventories	22,363	20,101
Deferred tax assets	11,491	9,238
Properties held for sale	910	7,440
Total current assets	380,438	322,819

Property, plant and equipment, net	262,601	244,126

Other assets:
Long term investments	8,500	—
Deferred financing costs	5,881	7,206
Goodwill	21,572	19,032
Permits and other intangibles, net	74,809	65,743
Investment in joint venture	—	2,208
Deferred tax assets	12,176	6,388
Other	3,911	3,286
	126,849	103,863
Total assets	$769,888	$670,808

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’EQUITY

(in thousands)

	December 31,	December 31,
	2007	2006
Current liabilities:
Uncashed checks	$5,489	$11,083
Current portion of capital lease obligations	1,251	1,391
Accounts payable	81,309	81,432
Deferred revenue	29,730	29,409
Other accrued expenses	65,789	56,999
Current portion of closure, post-closure and remedial liabilities	18,858	13,707
Income taxes payable	8,427	4,333
Total current liabilities	210,853	198,354

Other liabilities:
Closure and post-closure liabilities, less current portion	24,202	23,520
Remedial liabilities, less current portion	141,428	136,173
Long-term obligations, less current maturities	120,712	120,522
Capital lease obligations, less current portion	1,520	2,648
Tax contingencies and other long-term liabilities	68,276	16,405
Total other liabilities	356,138	299,268
Total stockholders’ equity, net	202,897	173,186
Total liabilities and stockholders’ equity	$769,888	$670,808